Exhibit 107

Calculation of Filing Fee Tables

Form S-1

(Form Type)

Digital Ally, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)		Proposed Maximum Offering Price Per Unit(2)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be paid	Equity	Common stock, $0.001 par value per share, issuable upon full conversion of a senior secured convertible note	Rule 457(g)	2,777,777	(3)	$1.6992	$4,719,998.67	0.0001381	$651.83
	Equity	Common stock, $0.001 par value per share, issuable upon full exercise of common stock purchase warrants	Rule 457(g)	619,409	(4)	$2.124	$1,315,624.71	0.0001381	$181.68
Fees Previously Paid	—	—	—	—		—	—		—
Carry Forward Securities
Carry Forward Securities	—	—	—	—			—			—	—	—	—
Total Offering Amounts							$6,035,623.38		$833.51
Total Fees Previously Paid									—
Total Fee Offset									—
Net Fee Due									$833.51

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), includes any additional shares of common stock, par value $0.001 per share (the “Common Stock”), of Digital Ally, Inc. (the “Registrant”) that may from time to time be offered or issued to prevent dilution from any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Common Stock. (2) Calculated pursuant to Rule 457(g) of the Securities Act, represents the conversion price of the Notes and the exercise price of the warrants. (3) Represents shares of Common Stock to be offered for resale by the selling stockholders named in the Registration Statement and which are issuable upon conversion of that certain senior secured convertible note, as amended, issued by the Registrant to the selling stockholders on September 15, 2025 (the “Note”), which is the maximum number of shares of Common Stock that may be issuable upon full conversion of the Note. (4) Represents shares of Common Stock issuable upon the full exercise of certain common stock purchase warrants that were issued on September 15, 2025 to the selling stockholders named in the Registration Statement.